Exhibit 23.1      Consent of Independent Public Accountants

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-48227, 33-46964, and 33-10509 of Merit Medical Systems, Inc. on Form S-8 of our report dated March 16, 1999, incorporated by reference in this Annual Report on Form 10-K of Merit Medical Systems, Inc. for the year ended December 31, 1998



DELOITTE & TOUCHE LLP

Sale Lake City, Utah
March 30, 1999


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